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                                                                     EXHIBIT 5.1


Form of Counsel Opinion





[            ], 2004


MedCath Holdings Corp.
10720 Sikes Place
Charlotte, North Carolina 28277

RE:      REGISTRATION STATEMENT ON FORM S-4 OF MEDCATH HOLDINGS CORP.

Ladies and Gentlemen:

We have acted as counsel to MedCath Holdings Corp., a Delaware corporation (the "Company"), MedCath Corporation, the direct parent company of the Company (the "Parent"), and certain subsidiaries of the Company listed on Annex A hereto (collectively, the "Subsidiary Guarantors" and together with the Parent, the "Guarantors"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the $150,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2012 which are to be registered under the Securities Act (the "Exchange Notes") and the guarantees of the Exchange Notes by the Guarantors (the "Exchange Guarantees" and, together with the Exchange Notes, the "Exchange Securities"). The Exchange Notes and the Exchange Guarantees are to be offered by the Company and the Guarantors, respectively, in exchange for $150,000,000 in aggregate principal amount of the Company's outstanding 9 7/8% Senior Secured Notes due 2012 (the "Original Notes") and the guarantees of the Original Notes by the Guarantors (the "Original Guarantees" and, together with the Original Notes, the "Original Securities"). The Exchange Securities will be issued pursuant to the Indenture, dated as of July 7, 2004 (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee.

This opinion letter is delivered at the request of the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of rendering our opinion set forth herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

1.       The Indenture;
2.       The Original Securities;
3.       The form of the Exchange Securities;
4.       The form of the Exchange Guarantees; and
5.       The Registration Statement, in the form filed with the Commission.

We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of such other records of the Company, the Parent and the Guarantors, certificates of public officials, officers of the Company, the Parent and the Guarantors and other Persons, and agreements, instruments and other documents, and have made such other investigation, as we have deemed necessary as a basis for the


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MedCath Holdings Corp.
____________, 2004
Page 2


opinions expressed below. As to various questions of fact material to our opinion, we have relied upon, and assumed without independent investigation the accuracy of, the representations made by the parties in the Documents (other than those which are expressed as our opinions).

In rendering the opinions expressed herein, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies. For the purposes of the opinions hereinafter expressed, we have further assumed (i) the legal capacity of all natural persons executing the Indenture or an Exchange Security; (ii) that as to factual matters any certificate, representation or other document upon which we have relied and which was given or dated earlier than the date of this letter, continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof; (iii) due authorization, execution and delivery of the Indenture and the Exchange Securities by all parties thereto other than the Company and the Guarantors, and that the Indenture and each Exchange Security is valid, binding and enforceable against all parties thereto;
(iv) that each of the parties to the Indenture and the Exchange Securities other than the Company and the Guarantors has the power and authority to execute and deliver the Indenture and the Exchange Securities to which it is party, and to perform its obligations thereunder; (v) that the execution and delivery by the Company and the Guarantors of the Indenture and the Exchange Securities and the performance by the Company and the Guarantors of their respective obligations thereunder will not conflict with or result in a breach of any of the terms, conditions or provisions of any law or regulation (other than any law or regulation of the State of North Carolina, any federal law or regulation of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Arizona Business Corporation Act), order, writ, injunction or decree of any governmental authority; (vi) that all parties to the Indenture and the Exchange Securities will comply with their respective obligations contained in the Indenture and the Exchange Securities; and (vii) the Original Securities have been issued, authenticated and delivered in accordance with the terms of the Indenture.

Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company and each of the Guarantors has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as the case may be, under the laws of the state of its incorporation or formation, as applicable. With respect to the opinion in this paragraph we have relied solely upon certificates from the Secretary of State of the state of the Company's and each Guarantor's state of incorporation or formation, as applicable.

         2. The Company and each of the Guarantors has the corporate power to perform its obligations under the Indenture and each of the Exchange Securities to which it is a party.

         3. The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors.

         4. The Exchange Securities have been duly authorized by the Company and the Guarantors for issuance and exchange in the manner stated in the Registration Statement and the Indenture.

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MedCath Holdings Corp.
____________, 2004
Page 3


The opinions set forth herein are limited to matters governed by the laws of North Carolina, the federal laws of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Arizona Business Corporation Act, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer admitted to practice law in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to the Company and the Guarantors or the transactions contemplated in the Documents.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,


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                                     Annex A


GUARANTOR                                           JURISDICTION OF ORGANIZATION
--------------------------------------------------------------------------------
AHH Management, Inc.                                      North Carolina
Austin MOB, Inc.                                          North Carolina
DTO Management, Inc.                                      North Carolina
HHBF, Inc.                                                North Carolina
Harlingen Hospital Management, Inc.                       North Carolina
Harlingen Partnership Holdings, Inc.                      Arizona
Heart Research Centers International, LLC                 North Carolina
Hospital Management IV, Inc.                              North Carolina
Interim Diagnostic Solutions, LLC                         Delaware
Lafayette Hospital Management, Inc.                       North Carolina
Louisiana Hospital Management, Inc.                       North Carolina
MedCath of Arkansas, Inc.                                 North Carolina
MedCath Cardiology Consulting & Management, Inc.          Arizona
MedCath Corporation                                       Delaware
MedCath Diagnostics, LLC                                  North Carolina
MedCath Finance Company LLC                               North Carolina
MedCath Incorporated                                      North Carolina
MedCath Nuclear Services, LLC                             North Carolina
MedCath of Texas, Inc.                                    North Carolina
Metuchen Nuclear Management, LLC                          Delaware
Milwaukee Hospital Management, Inc.                       North Carolina
NM Hospital Management, Inc.                              North Carolina
San Antonio Holdings, Inc.                                Arizona
San Antonio Hospital Management, Inc.                     North Carolina
Sioux Falls Hospital Management, Inc.                     North Carolina
Southern Arizona Heart, Inc.                              North Carolina
Venture Holdings, Inc.                                    Arizona